As Filed with the Securities and Exchange Commission on November 28, 2023

Registration No. 333-273023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MUNCY COLUMBIA FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization	6022 (Primary Standard Industrial Classification Code Number)	23-2254643 (IRS Employer Identification No.)

232 East Street
Bloomsburg, PA 17815
(570) 784-1660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance O. Diehl

Chairman of the Board, President and Chief Executive Officer

Muncy Columbia Financial Corporation

232 East Street

Bloomsburg, PA 17815

(570) 784-1660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company Emerging growth company	☒ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon on conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form S-4 (File No. 333-273023), CCFNB Bancorp, Inc., a Pennsylvania corporation (the “Registrant”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 29, 2023, as amended on August 7, 2023 and August 14, 2023, and declared effective by the Commission on August 14, 2023 (the “Registration Statement”), the Registrant registered the issuance of up to 1,489,179 shares of its common stock, $1.25 par value per share (the “Common Stock”), to the shareholders of Muncy Bank Financial, Inc. (“MBF”) upon the effectiveness of a merger of MBF with and into the Registrant (the “Merger”). The Merger was effective on November 11, 2023. In connection with the Merger, the Registrant changed its name to Muncy Columbia Financial Corporation.

In connection with the consummation of the Merger, the offering pursuant to the Registration Statement has terminated. Therefore, in accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of its securities being registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister the 204 shares of Common Stock that were registered but not issued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomsburg, Commonwealth of Pennsylvania, on November 28, 2023. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

MUNCY COLUMBIA FINANCIAL COPRORATION

By:	/s/ Lance O. Diehl
Lance O. Diehl, Chairman, President and
Chief Executive Officer